UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2016

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2016, Quality Systems, Inc. (the “Company”) entered into a $250 million revolving credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as syndication agent, and certain other lenders. As of January 4, 2016, the Company had $173,509,033.30 in outstanding loans under the Credit Agreement. The Credit Agreement is secured by substantially all of the existing and future property of the Company and its material domestic subsidiaries. The Credit Agreement provides a subfacility of up to $10 million for letters of credit and a subfacility of up to $10 million for swing-line loans.

The Credit Agreement matures on January 4, 2021 and the full balance of the revolving loans and all other obligations under the Credit Agreement must be paid at that time. In addition, the Company is required to prepay the revolving loan balance if at any time the aggregate principal amount outstanding under the Credit Agreement exceeds the aggregate commitments thereunder.

The revolving loans under the Credit Agreement bear interest at either, at the option of the Company, (a) a base rate based on the highest of (i) the rate of interest per annum publicly announced from time to time by JPMorgan Chase, as its prime rate, (ii) the greater of (A) the federal funds effective rate and (B) the overnight bank funding rate (as determined by the Federal Reserve Bank of New York) plus 0.50% and (iii) the one-month LIBOR plus 1.00%) plus an applicable margin based on the Company’s leverage ratio from time to time, ranging from 0.50% to 1.50%, or (b) a LIBOR-based rate (subject to a floor of 0.00%) plus an applicable margin based on the Company’s leverage ratio from time to time, ranging from 1.50% to 2.50%. The Company will also pay a commitment fee of between 0.25% and 0.45%, payable quarterly in arrears, on the average daily unused amount of the revolving facility based on the Company’s leverage ratio from time to time.

The revolving loans are subject to customary representations, warranties and ongoing affirmative and negative covenants and agreements. The negative covenants include, among other things, limitations on indebtedness, liens, asset sales, mergers and acquisitions, investments, transactions with affiliates, dividends and other restricted payments, subordinated indebtedness and amendments to subordinated indebtedness documents and sale and leaseback transactions of the Company or any of its subsidiaries. The Credit Agreement also requires the Company to maintain a maximum leverage ratio and minimum fixed charge coverage ratio. The revolving loans under the Credit Agreement will be available for letters of credit, working capital and general corporate purposes (including partially financing the Acquisition (as defined below)).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2016, the Company completed its acquisition (the “Acquisition”) of HealthFusion Holdings, Inc. (“HealthFusion”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 30, 2015, by and among the Company, HealthFusion, Ivory Merger Sub, Inc., a wholly owned subsidiary of the Company and the Securityholder Representative Committee (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Company purchased all of the issued and outstanding equity interests of HealthFusion for an aggregate purchase price of $165 million in cash, subject to certain adjustments in accordance with the terms of the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, the Company may pay up to an additional $25 million in cash related to the Acquisition, subject to the future performance of HealthFusion.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 30, 2015, and is incorporated herein by reference. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk among those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, HealthFusion or any of their respective subsidiaries, affiliates or assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 4, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the closing of the Acquisition.

The information contained in this Item 7.01 of Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company will file by amendment to this Current Report on Form 8-K the financial statements required by Item 9.01(a) of Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The Company will file by amendment to this Current Report on Form 8-K the pro forma financial information required by Item 9.01(b) of Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: January 4, 2016	By:	/s/ Jocelyn A. Leavitt
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated January 4, 2016.